Exhibit 21
                                   ----------
                           Subsidiaries of the Company

                                                                  Percent owned
Subsidiary                             State of Incorporation       by Company
----------                             ----------------------       ----------

Salisbury Bank and Trust Company            Connecticut                100%


                                       44